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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 11, 1998

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                           RIVER OAKS FURNITURE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


  MISSISSIPPI                   0-22188                         64-0749510
(State or Other            (Commission File                  (I.R.S. Employer
Jurisdiction of                  Number)                      Identification
Incorporation)                                                    Number)


           3350 MCCULLOUGH BLVD.
           BELDEN, MISSISSIPPI                                           38826
   (Address of Principal Executive Offices)                           (Zip Code)

                                  601-891-4550
              (Registrant's Telephone Number, including Area Code)

                                 NOT APPLICABLE
                                  (Former Name)



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ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT.


         On February 11, 1998, the Registrant executed a preliminary, non-binding letter of intent with an investment group (the "Investment Group") regarding a proposed transaction that would result in the acquisition by the Investment Group of an ownership interest in the Registrant of not less than 70%, on a fully-diluted basis. The consummation of such transaction is subject to various conditions including, without limitation, the completion of the Investment Group's due diligence review of the Registrant to the satisfaction of the Investment Group, the negotiation of definitive agreements, the receipt by the Board of Directors of the Registrant of a fairness opinion regarding the transaction, the approval of the transaction by an independent committee of the Board of Directors of the Registrant and the restructuring of the Registrant's outstanding debt. No assurance can be given that the Registrant will consummate this proposed transaction.

         The Registrant issued a press release regarding this transaction on February 18, 1998, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

ITEM 5. OTHER EVENTS.

         The Registrant has accepted the resignation of Johnny C. Walker, the Chief Financial Officer and Chief Operating Officer of the Registrant. The Registrant issued a press release regarding this matter on February 18, 1998, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

         Exhibit No.
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         99.1  Press release, dated February 18, 1998, issued by the Registrant.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            RIVER OAKS FURNITURE, INC.


                                            By: /s/ Stephen L. Simons
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                                                 Stephen L. Simons
                                                 Chairman and Chief
                                                   Executive Officer


Date:  February 26, 1998